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                                                                   Exhibit 2.4




                          CERTIFICATE OF REORGANIZATION

                                       OF

                          EAGLE-PICHER INDUSTRIES, INC.


         The undersigned, Thomas E. Petry, Chairman of the Board and Chief Executive Officer, and James A. Ralston, Vice President, General Counsel and Secretary, of Eagle-Picher Industries, Inc. (the "Corporation"), do hereby certify that: (1) the Corporation is the Debtor in that certain Chapter 11 case identified as Consolidated Case No. 1-91-00100 in the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the "Case"), (2) in the Case, the Corporation has filed a Consolidated Plan of Reorganization that provides for the adoption of Amended and Restated Articles of Incorporation for the Corporation in the form set forth as Exhibit A to this Certificate, (3) the Consolidated Plan of Reorganization, including the Amended and Restated Articles of Incorporation that are Exhibit A hereto, was confirmed by an order of the United States District Court for the Southern District of Ohio, Western Division, and the United States Bankruptcy Court for the Southern District of Ohio, Western Division, entered on November 18, 1996, and (4) such order remains in full force and effect at the date hereof.

         The Amended and Restated Articles of Incorporation annexed hereto may be certified by the office of the Secretary of State of Ohio separately from this Certificate of Reorganization.

         IN WITNESS WHEREOF, the undersigned Chairman of the Board and Chief Executive Officer and Vice President, General Counsel and Secretary of Eagle-Picher Industries, Inc., have executed this Certificate of Reorganization this 29 day of November, 1996.

                                                /s/ Thomas E. Petry
                                            ------------------------------
                                            Name:   Thomas E. Petry
                                            Title:  Chairman of the Board
                                                    and Chief Executive
                                                    Officer

                                                /s/ James A. Ralston
                                            -------------------------------
                                            Name:   James A. Ralston
                                            Title:  Vice President, General
                                                    Counsel and Secretary
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                                                                       EXHIBIT A
                       CERTIFICATE OF AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                          EAGLE-PICHER INDUSTRIES, INC.



         The undersigned, Thomas E. Petry, Chairman of the Board and Chief Executive Officer, and James A. Ralston, Vice President, General Counsel and Secretary, of Eagle-Picher Industries, Inc. (the "Corporation"), do hereby certify that in connection with a Plan of Reorganization confirmed by the United States District Court for the Southern District of Ohio, Western Division, and the United States Bankruptcy Court for the Southern District of Ohio, Western Division, in the chapter 11 case of the Corporation (the "Plan"), the Articles of the Corporation were amended and restated, pursuant to the Plan and the authority granted by Section 1701.75 of the Ohio Revised Code ("O.R.C."), to read as follows:

         FIRST:    The name of the Corporation is Eagle-Picher Industries, Inc.

         SECOND:   The place in Ohio where the principal office of the
Corporation is to be located is Cincinnati, Hamilton County, Ohio.

         THIRD:    The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 inclusive, of the O.R.C.

         FOURTH:   (a)  All shares of the Corporation that are authorized for issuance immediately prior to the time as of which these Amended and Restated Articles of Incorporation become effective (the "Effective Time") are hereby canceled. As of the Effective Time, the number of shares that the Corporation is authorized to have outstanding is 20,000,000 common shares, without par value (the "Common Stock").

                   (b) Pursuant to the requirements of Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue nonvoting equity securities, subject, however, to further amendment of these Amended and Restated Articles of Incorporation as and to the extent permitted by applicable law.

         FIFTH:    The Corporation, by action of its Board of Directors, may
purchase its own shares at any time and from time- to-time to the extent permitted by law.

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         SIXTH:    The shares of the Corporation's Common Stock, other rights or options to purchase shares of the Corporation's Common Stock and any other interests that would be treated as "stock" of the Corporation under Section 382 of the Internal Revenue Code (collectively, the "Corporate Securities") are subject to the following restrictions:

         1. During the period beginning on the Effective Time and ending twenty-five (25) months thereafter, any attempted sale, purchase, transfer, assignment, conveyance, pledge or other disposition of any share or shares of Corporate Securities ("Transfer") to any person or entity or to any group of persons or entities acting in concert ("Transferee") who directly or indirectly owns, or is treated as owning (within the meaning of the attribution rules applicable under Section 382 of the Internal Revenue Code ("Own")), 4.75% or more of any class of Corporate Securities, or after giving effect to the Transfer, would directly or indirectly Own more than 4.75% of the outstanding shares of any class of Corporate Securities, shall be void ab initio and shall not be effective to Transfer any of such shares to the extent the Transfer increases the Transferee's direct or indirect ownership of the Corporate Securities above 4.75% of the total outstanding shares of such class of Corporate Securities; provided, however, that the foregoing restriction shall not apply to the original issuance of 10,000,000 shares of the Corporation's Common Stock pursuant to the Plan. Similarly, any Transfer by a transferor who directly or indirectly Owns 5% or more of the outstanding shares of any class of Corporate Securities shall be void ab initio and shall not be effective to Transfer any of such shares to the purported Transferee.

         2. (a) If the Board of Directors of the Corporation determines that a Transfer of Corporate Securities constitutes a Transfer prohibited by Section 1 hereof (a "Prohibited Transfer"), then upon written demand made by any officer of the Corporation, the purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of Corporate Securities that are the subject of the Prohibited Transfer ("Prohibited Securities"), together with any dividends or other distributions that were received by the Transferee from the Corporation with respect to such Prohibited Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors of the Corporation (the "Agent"). The Agent shall then sell to a buyer or buyers the Prohibited Securities so transferred to it. If, before receiving the demand of the Corporation to transfer the Prohibited Securities to the Agent, the purported Transferee has resold the Prohibited Securities, the purported Transferee shall be deemed to have sold the Prohibited Securities for and on behalf of the Agent and, in lieu of transferring the Prohibited Securities to the Agent, shall transfer to the Agent any Prohibited Distributions and the proceeds of such sale. If the purported Transferee fails to surrender the Prohibited Securities or the proceeds of a sale

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thereof, together with any Prohibited Distributions, to the Agent within thirty
(30) business days from the date on which the Corporation makes its demand for surrender hereunder, the Corporation shall institute legal proceedings to compel the surrender. The costs of any such proceeding in which the court shall compel such surrender or award damages shall be borne by the purported Transferee.

         (b) Upon the receipt of the proceeds of any sale of Prohibited Securities by the Agent or, upon the receipt from the purported Transferee thereof of the proceeds from any previous sale of such Prohibited Securities by such Transferee, the amount so received shall be applied by the Agent as follows: (i) first, to the payment of the reasonable expenses of the Agent incurred in connection with the performance of its duties hereunder; (ii) second, to the purported Transferee up to the amount paid by the purported Transferee for the Prohibited Securities, which amount shall be determined by the Board of Directors of the Corporation in its sole discretion; and (iii) third, to one or more organizations that shall then be qualified under Section 501(c)(3) of the Internal Revenue Code as selected by the Board of Directors of the Corporation.

         3. Neither the Corporation nor any transfer agent or other person on its behalf shall effect a Prohibited Transfer on the stock record books of the Corporation and the purported Transferee thereof shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Prohibited Securities. Until the Prohibited Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the purported Transferee shall not be entitled with respect to such Prohibited Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Prohibited Securities and to receive dividend distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Prohibited Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporate Securities shall cease to be Prohibited Securities.

         4. All certificates evidencing any Corporate Securities issued by the Corporation after the Effective Time, shall bear a conspicuous legend reading substantially as follows:

         THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF REORGANIZED EAGLE- PICHER, WHICH RESTRICTION IS REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.

With respect to any Corporate Securities that are not evidenced by a certificate, but are uncertificated securities, the foregoing legend shall be set forth in the initial transaction statement

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required for restrictions on transfer by Section 1308.11 of the O.R.C.

         5. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Regulations), the affirmative vote of the holders of 80% or more of the outstanding shares, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article Sixth; provided, however, that shareholder action without a meeting shall require the unanimous written consent of all shareholders entitled to vote thereon.


         SEVENTH: These Amended and Restated Articles of Incorporation supersede and take the place of all prior Articles of Incorporation of the Corporation.


         IN WITNESS WHEREOF, the undersigned Chairman of the Board and Chief Executive Officer and Vice President, General Counsel and Secretary of Eagle-Picher Industries, Inc. have executed this Certificate this 29 day of November, 1996.


                                                 EAGLE-PICHER INDUSTRIES, INC.


                                                 By  /s/ Thomas E. Petry
                                                 -------------------------------
                                                 Name:   Thomas E. Petry
                                                 Title:  Chairman of the Board
                                                           and Chief Executive
                                                           Officer


                                                     /s/ James A. Ralston
                                                 -------------------------------
                                                 Name:   James A. Ralston
                                                 Title:  Vice President, General
                                                         Counsel and Secretary